UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) -- July 12, 1996


                             BCP/ESSEX HOLDINGS INC.
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              (Exact name of registrant as specified in its charter)


       DELAWARE                         1-10211                13-3496934
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    (State or other jurisdiction of     (Commission           (I.R.S. Employer
            incorporation)              File Number)       Identification No.)


    1601 WALL STREET, FORT WAYNE, INDIANA                           46802
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    (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code:  (219) 461-4000


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          (Former name or former address, if changed since last report.)


    Item 5.    Other Events.

      On July 12, 1996 the registrant issued the press release attached hereto as Exhibit 20.1, which is incorporated herein by reference.

    Item 7. Financial Statements and Exhibits.

            (a) Financial Statements of Business Acquired:
                Not applicable.

            (b) Pro Forma Financial Information:
                Not applicable.

            (c) Exhibits:

               Number  Exhibit Description
                 ------  -------------------

               20.1    Press release by the registrant on July 12, 1996


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         BCP/ESSEX HOLDINGS INC.
                                            (Registrant)




    July 12, 1996                         /s/ James D. Rice
                                          ----------------------------
                                          James D. Rice
                                          Vice President
                                          Chief Accounting Officer
                                          (Principal Accounting Officer)



















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                                                        Contact:  Tom Castaldi
                                                                (219) 461-4381

                                   NEWS RELEASE


                    BCP/ESSEX HOLDINGS INC. ANNOUNCES RESULTS


    FORT WAYNE, Ind., July 12, 1996 -- BCP/Essex Holdings Inc. ("Holdings"), today announced results for the three-month and six-month periods ended June 30, 1996. Net sales and net income for the three-month period ended June 30, 1996, were $337.5 million and $7.6 million, respectively. Net sales were 17.0 percent greater than second quarter 1995 sales of $288.5 million resulting primarily from increased sales volumes across most of Holdings' business operations (through Essex Group, Inc. ("Essex")) and the acquisition of a distribution operation in September 1995, partially offset by lower copper prices. Net income improved $9.6 million from the second quarter 1995 net loss of $2.0 million due primarily to increased operating income resulting from higher sales volumes and improved margins, a decline in interest expense and a second quarter 1995 extraordinary charge of $3.0 million ($5.0 million before applicable tax benefit). The extraordinary charge was taken in connection with the retirement of bank debt under Essex' previous credit facility while the decline in interest expense was attributable to the May, 1995 refinancing of Holdings' 16% Senior Discount Debentures due 2004 (the "Debentures") under Essex' new credit facilities.
      Net sales and net income for the six-month period ended June 30, 1996, were $645.9 million and $14.0 million, respectively. Net sales were 11.7 percent greater than the comparable period last year due to increased sales volumes and the acquisition of a distribution operation in September 1995, partially offset by lower copper prices. Improved sales volumes reflected increased demand for wire products within all of the major markets served by Essex. Net income improved $12.9 million from the comparable period last year due primarily to increased operating income resulting from higher sales volumes and improved margins, a decline in interest expense and a second quarter 1995 extraordinary charge of $3.0 million ($5.0 million before applicable tax benefit). The extraordinary charge was taken in connection with the retirement of bank debt under Essex' previous credit facility while the decline in interest expense was attributable to the May 1995 refinancing of Holdings' Debentures under Essex' new credit facilities as discussed previously.
      Holdings is a holding company for Essex, one of the world's largest producers of electrical wire and cable products. Essex is included in the Fortune 1000 list of industrial and service companies and the Forbes 500 list of privately held companies. Essex' business operations are supported by 24 manufacturing facilities in 12 states producing a broad range of products that include magnet wire, building wire, automotive wire, appliance wire, industrial wire, electronic wire, specialty wiring assemblies, communication wire and electrical insulation materials.









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